                                 EXHIBIT 99.3*


*  Financial Statements of Concurrent Computer Corporation.  References in
Exhibit 99.3 to "the Company" refer to Concurrent.

    Concurrent is subject to the informational requirements in the Securities Exchange Act of 1934, as amended, and in accordance therewith files reports, proxy statements and other information with the Commission, to which reference is made for detailed financial and other information regarding Concurrent.
Such reports, proxy statements and other information can be inspected and copied at the Commission's offices at 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549, and at the Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2551 and can be inspected and copied at the National Association of Securities Dealers, Inc., 1735 K Street, N.W., Washington, D.C. 20006, on which the Concurrent Common Stock is listed. The Commission does not approve or disapprove or pass upon the accuracy or the adequacy of reports, proxy statements or other information filed with it. The Registrant does not warrant the accuracy or completeness of such reports, proxy statements or other information nor that there have not occurred events not yet publicly disclosed by Concurrent which would affect either the accuracy or the completeness of the information concerning Concurrent included herein.


                              Exhibit 99.2, Page 1

                        Concurrent Computer Corporation
                     Consolidated Statements of Operations
                (Dollars in thousands, except per share amounts)

                                     Three Months Ended    Nine Months Ended
                                         March 31,             March 31,
                                         ---------             ---------

                                        1996      1995        1996      1995
                                        ----      ----        ----      ----
      Net sales:
        Computer systems              $13,831   $13,597      35,696   $57,872
        Service and other              12,342    16,747      41,412    51,766
                                      -------   -------     -------   -------
             Total                     26,173    30,344      77,108   109,638
                                      -------   -------     -------   -------

      Cost of sales:
        Computer systems                7,766     8,523      20,129    30,420
        Service and other               7,517    10,437      24,297    31,771
                                      -------   -------     -------   -------
             Total                     15,283    18,960      44,426    62,191
                                      -------   -------     -------   -------

      Gross margin                     10,890    11,384      32,682    47,447
                                      -------   -------     -------   -------

      Operating expenses:
        Research and development        2,809     4,707       9,863    15,455
        Selling, general and
         administrative                 6,666     8,665      21,937    28,949
        Provision for restructuring        -      2,700       1,300     2,700
        Sales and use tax credit           -          -          -     (1,000)
                                      -------   -------     -------   -------

      Total operating expenses          9,475    16,072      33,100    46,104
                                      -------   -------     -------   -------

      Operating income (loss)           1,415    (4,688)       (418)    1,343

      Interest expense                   (531)     (737)     (1,851)   (2,109)
      Interest income                      12       101         193       412
      Other non-recurring charge           -     (1,000)     (1,700)   (1,000)
      Other income (expense) - net         37       339        (480)      483
                                      -------   -------     -------   -------

      Income (loss) before
       provision for income taxes         933    (5,985)     (4,256)     (871)

      Provision for income taxes          400    (1,000)      1,400     1,400
                                      -------   -------     -------   -------

      Net income (loss)               $   533   $(4,985)    $(5,656)  $(2,271)
                                      =======   =======     =======   =======

      Net income (loss) per share     $  0.02   $ (0.17)    $ (0.19)  $ (0.08)
                                      =======   =======     =======   =======


                  The accompanying notes are an integral part
                   of the consolidated financial statements.





                              Exhibit 99.3, Page 1

                     Concurrent Computer Corporation
                       Consolidated Balance Sheets
                          (Dollars in thousands)



                                                    March 31,    June 30,
                                                       1996        1995
                                                       ----        ----
ASSETS

   Current assets:
    Cash and cash equivalents                        $ 3,078     $ 5,728
    Accounts receivable - net                         24,887      25,456
    Inventories                                       12,662      14,510
    Prepaid expenses and other current assets          4,477       4,303
                                                     -------     -------
     Total current assets                             45,104      49,997

   Property plant and equipment - net                 32,048      38,567
   Other long-term assets                              3,354       9,795
                                                     -------     -------

   Total assets                                      $80,506     $98,359
                                                     =======     =======

   LIABILITIES AND STOCKHOLDERS' EQUITY

   Current liabilities:
    Notes payable                                    $ 5,655     $ 6,716
    Current portion of long-term debt                    824       1,529
    Revolving credit facility                          3,843       5,761
    Accounts payable and accrued expenses             22,933      29,285
    Deferred revenue                                   4,610       4,841
                                                     -------     -------
     Total current liabilities                        37,865      48,132

   Long-term debt                                      7,129       9,536
   Other long-term liabilities                         5,229       5,521

   Stockholders' equity:
    Common stock                                         306         302
    Capital in excess of par value                    73,737      73,112
    Accumulated deficit after eliminating
     accumulated deficit of $81,826 at
     December 31, 1991, date of
     quasi-reorganization                            (42,684)    (37,028)
    Treasury stock                                       (58)        (58)
    Cumulative translation adjustment                 (1,018)     (1,158)
                                                     -------     -------
     Total stockholders' equity                       30,283      35,170
                                                     -------     -------

   Total liabilities and stockholders' equity        $80,506     $98,359
                                                     =======     =======


        The accompanying notes are an integral part of the consolidated financial statements.





                              Exhibit 99.3, Page 2

                        Concurrent Computer Corporation
                     Consolidated Statements of Cash Flows
                             (Dollars in thousands)

                                                          Nine Months Ended
                                                              March 31,
                                                              ---------

                                                            1996     1995
                                                            ----     ----
   Cash flows (used by) provided by operating
   activities:
     Net loss                                             ($5,656)  ($2,271)
                                                          -------   -------
     Adjustments to reconcile net loss
       to net cash (used  by) provided
       by operating activities:
       Depreciation, amortization and other                 9,041     9,564
       Provision for inventory reserves                     1,896       -
       Non-cash taxes                                          -        100
       Non-cash interest and amortization of
        financing costs                                       100       330
       Provision for restructuring                          1,300     2,700
       Other non-recurring charge                           1,700     1,000
       Sales and use tax credit                               -      (1,000)
       Decrease (increase) in current assets:
         Accounts receivable                                 (307)   12,196
         Inventories                                         (486)     (813)
         Prepaid expenses and other current assets           (664)      762
       Decrease in current liabilities, other than
        debt obligations                                   (6,806)  (10,961)
       Decrease in other long-term assets                     980       939
       Decrease in other long-term liabilities                (98)   (1,307)
                                                          -------   -------

       Total adjustments to net loss                        6,656    13,510
                                                          -------   -------

   Net cash provided by operating activities                1,000    11,239
                                                          -------   -------

   Cash flows provided by (used by) investing
    activities:
     Additions to property, plant and equipment            (2,023)   (3,692)
     Proceeds from sale of facility                         2,300      -
                                                          -------   -------
   Net cash provided by (used by) investing activities        277    (3,692)
                                                          -------   -------

   Cash flow (used by) provided by financing activities:
    Net proceeds of  notes payable                            427       742
    Net payments of revolving credit facility              (1,918)       -
    Repayment of long-term debt                            (3,075)   (7,873)
    Net proceeds from sale and issuance of
     common stock                                             110       150
                                                          -------   -------

   Net cash used by financing activities                   (4,456)   (6,981)
                                                          -------   -------

   Effect of exchange rate changes on cash
     and cash equivalents                                     529      (167)
                                                          -------   -------

   Decrease in cash and cash equivalents                  ($2,650)  $   399
                                                          =======   =======

   Cash paid during the period for:

      Interest                                            $ 1,259   $ 1,752
                                                          =======   =======
      Income taxes (net of refunds)                       $ 1,541   $   610
                                                          =======   =======

        The accompanying notes are an integral part of the consolidated financial statements.





                              Exhibit 99.3, Page 3

                        Concurrent Computer Corporation
                   Notes To Consolidated Financial Statements

    Note 1:  Basis of Presentation

    The accompanying consolidated financial statements are unaudited and have been prepared in accordance with generally accepted accounting principles. The foregoing financial information reflects all adjustments which are, in the opinion of management, necessary for a fair presentation of the results for the periods presented. All such adjustments are of a normal, recurring nature. These results, however, are not necessarily indicative of the results to be expected for the full fiscal year.

    Note 2:  Income (Loss) Per Share

    Income (loss) per share for the three and nine months ended March 31, 1996 and 1995, respectively, is based on the weighted average number of shares of common stock outstanding and for the three months ended March 31, 1996
    includes common stock equivalents (dilutive stock options).   The number of
    shares used in computing earnings per share were as follows:

    (Shares in thousands)

                                Three Months Ended   Nine Months Ended
                                   March 31,             March 31,
                                   ---------             ---------

                                 1996      1995       1996      1995
                                 ----      ----       ----      ----
    Primary                      30,750    30,126     30,482    29,994
                                 ======    ======     ======    ======

    Fully Diluted                31,272    30,126     30,482    29,994
                                 ======    ======     ======    ======


   Note 3:  Inventories

   (Dollars in thousands)                   March 31,         June 30,
                                              1996              1995
                                              ----              ----
    Raw materials                           $  6,097         $  7,111
    Work-in-process                              183              753
    Finished goods                             6,382            6,646
                                            --------         --------
                                            $ 12,662         $ 14,510
                                            ========         ========


    Note 4:  Accumulated Depreciation

    Accumulated depreciation at March 31, 1996 and June 30, 1995 was $43,471,000 and $37,573,000, respectively.


    Note 5: Accounts Payable and Accrued Expenses

    Accounts payable and accrued expenses consist of:

    (Dollars in thousands)

                                             March 31,    June 30,
                                               1996         1995
                                               ----         ----
           Accounts payable - trade          $ 8,269       $11,023
           Accrued payroll, vacation and
           other employee expenses             6,203         8,510
           Restructuring costs                 1,600         2,568
           Other accrued expenses              6,861         7,184
                                             -------       -------
                                             $22,933       $29,285
                                             =======       =======





                              Exhibit 99.3, Page 4

    Note 6: Provision for Restructuring

    In October 1995, the Company's management approved a plan to restructure its operations. In connection with the restructuring, the Company recorded a $1.3 million provision for restructuring during the quarter ended December 31, 1995. The restructuring plan provided for a reduction of approximately 55 employees worldwide and the downsizing or closing of certain office locations which represents approximately 85% and 15% of the provision, respectively. During the nine months ended March 31,1996, the actual cash payments related to this restructuring amounted to approximately $1.2 million and were primarily related to employee termination and office closing costs.

    Note 7:  Other Non-recurring Charge

    On March 20, 1996, the Company completed the sale of its Tinton Falls, New Jersey facility. The net proceeds from this transaction were approximately $2.3 million. During the quarter ending September 30, 1995, the Company recorded a non-recurring charge of $1.7 million to adjust the book value of this facility to its estimated fair value of $2.3 million. At completion of this transaction, the Company made a mandatory term loan prepayment of $1.7 million, of which 50% was applied to the next six scheduled monthly principal payments and 50% was applied to the final maturity payment.

    Note 8: Proposed Acquisition of Harris Computer Systems Corporation's Real-Time Business

    On March 26, 1996, the Company and Harris Computer Systems Corporation ("HCSC") jointly signed a purchase and sale agreement for the previously announced transaction in which HCSC agreed to sell its real-time business to the Company. The agreement is a modification of the proposed transaction structure previously announced on November 6, 1995. The modified transaction will result in a combination of the real-time businesses of both companies. Under the modified transaction structure, HCSC will sell its real-time computing business (retaining its trusted systems computing business) and 683,178 shares of HCSC common stock (after giving effect to a three for one stock split) to Concurrent, in exchange for 10 million shares of Concurrent common stock and approximately $10 million liquidation preference of Concurrent convertible, exchangeable preferred stock (the "Preferred Stock"), subject to adjustments in certain circumstances, with a 9% coupon, convertible into Concurrent common stock at a rate of $2.50 per share subject to mandatory redemption in ten years unless previously converted. Upon completion of the modified transaction, Concurrent and HCSC shareholders will own approximately 77% and 23%, respectively, of Concurrent, and HCSC shareholders and Concurrent will own approximately 91% and 9%, respectively, of HCSC. HCSC shareholders could increase their ownership interest in Concurrent to approximately 29% upon full conversion of the Preferred Stock. The modified transaction is subject to a number of conditions including approval of the shareholders of both companies. The completion of the transaction is anticipated by June 30, 1996.





                              Exhibit 99.3, Page 5